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Exhibit 99.3

CONSENT OF BEAR, STEARNS & CO. INC.

        We hereby consent to (i) the inclusion of our opinion letter, dated October 25, 2003, to the Board of Directors of North American Scientific, Inc. (the "Company") as Annex H to the Proxy Statement/Prospectus of the Company relating to the acquisition of NOMOS Corporation and (ii) all references to Bear, Stearns & Co. Inc. contained in the following sections of the Registration Statement on Form S-4: Opinion of NASI's Financial Advisor, Opinion of NASI's Financial Advisor—Bear, Stearns & Co. Inc., Background of the Merger, and Reasons of NASI's Board of Directors for the Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

BEAR, STEARNS & CO. INC.
By:	/s/ KEVIN P. CLARKE

New York, New York
November 23, 2003

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  Exhibit 99.3
CONSENT OF BEAR, STEARNS & CO. INC.